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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the registration statements of Chesapeake Energy Corporation on Form S-8 (File Nos. 33-84256, 33-84258, 33-89282, 33-88196, 333-27525 and 333-07255) and Form S-3 (File Nos. 333-04027
and 333-12533) of our report dated September 20, 1995, except for the third paragraph of Note 9 which is as of October 9, 1997, on our audit of the consolidated financial statements of Chesapeake Energy Corporation for the year ended June 30, 1995, which report is included in this Annual Report on Form 10-K/A.



PRICE WATERHOUSE LLP



Houston, Texas


February 9, 1998